Exhibit 10.6
                        CONSULTING AGREEMENT

    THIS CONSULTING AGREEMENT, made effective as of the 1st day of August, 1999, by and between FIRST SCIENTIFIC, INC., a Delaware corporation with its principal office located at 1877 West 2800 South, Suite 200, Ogden, Utah 84401, and any existing or future subsidiary (collectively, the "Company") and JERRAL R. PULLEY, a resident of Salt Lake City, Utah (the "Consultant").

    The Company agrees to engage the Consultant to perform certain marketing and management consulting and other services as detailed hereinafter for the Company and the Consultant agrees to perform such services on the terms and conditions hereinafter set forth.

    1. TERM. The services of Consultant hereunder shall commence on the 1st day of August, 1999 and continue for twelve months (the "Consulting Period") from the date hereof, and shall be renewable from year to year thereafter, unless a majority of the directors of the Company or shareholders holding a majority of the outstanding voting shares of Company common stock should vote not to extend the Consulting Period and Consultant is notified of such vote at least sixty (60) days prior to the end of the Consulting Period or any extension thereof. This Agreement may be extended for additional periods by written agreement between the Company and the Consultant.

    2.   DUTIES AND SERVICES.   The Consultant shall assist the
Company in the role of a marketing consultant, and shall further offer suggestions with respect to general management matters. The Consultant agrees to perform all of his duties hereunder pursuant to the direction of the Board of Directors of the Company and in accordance with performance accountability standards which shall be set by the Board of Directors from time to time. Consultant shall also assist the Company in such specific other tasks as the Consultant may be directed from time to time by the President or the Board of Directors of the Company. The Consultant shall also serve as Chairman of the Board of Directors of the Company unless replaced by the Shareholders at a duly called and convened meeting; provided, however, that any such replacement, or a resignation by the Consultant as Board Chairman shall not diminish Consultant's responsibilities to serve as a Marketing Consultant hereunder, nor shall either such action diminish or cancel the obligations of the Company under any Stock Option Plan or hereunder with respect to payment of the full consulting fee and benefits during the remainder of the Consulting Period or any extension thereof.

    3. COMPENSATION. As compensation for his agreed services hereunder, the Company shall pay the Consultant a consulting fee of Seven Thousand Five Hundred Dollars ($7,500) per month during the Consulting Period. The Consultant agrees to his duties and obligations as described herein and agrees to devote at least forty percent (40%) of his time and his best efforts to the performance of his duties to the best of his ability, as may be required under this Agreement. The Company agrees and acknowledges that the Consultant shall not be exclusively retained by the Company and that the Consultant shall have the right to act as a consultant on behalf of persons other than the Company and to be an officer and director in other companies during the term of this Agreement.

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    4.   OWNERSHIP OF INTELLECTUAL PROPERTY.  Consultant hereby
agrees that all intellectual property, whether or not protectable under patent, trademark, copyright or other laws (whether or not the Company chooses to file for such protection), which is conceived, developed, enhanced or extended wholly or partially by Consultant during the Consulting Period under this Agreement, including any extensions or renewals, shall constitute "work for hire" and shall be and remain the property of the Company.

    5. NON-COMPETITION. The Consultant agrees that (a) he will not during the Consulting Period engage in, or otherwise directly or indirectly be employed by, or act as a consultant to, or be a director, officer, employee, owner, or partner of, any other business or organization which shall be in competition with the Company, unless the Consultant ceases to be a consultant or employee for the Company, and (b) unless the consulting relationship is ceased as a result of the malfeasance or nonfeasance on the part of the Company, for a period of two (2) years after termination (including for "just cause") of his consulting or employment relationship with the Company under this Agreement, Consultant shall not directly or indirectly compete with, be engaged in the same business as the Company, or be employed by, or act as consultant to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, competes with and is engaged in the same business as the Company in the same geographical area as the Company, except that this restriction shall not prohibit the Consultant from owning up to five percent (5%) of the capital stock of public companies that engage in a business similar to or in competition with the Company.

    6. TERMINATION OF CONSULTING RELATIONSHIP. Notwithstanding anything to the contrary stated in the Agreement, the consulting arrangement of the Consultant with the Company and his right to any and all compensation to which he would otherwise be entitled shall terminate upon the earliest to occur of the following events: (i) his death; (ii) permanent disability (as hereafter defined), (iii) one year from the effective date of this Agreement, or from the beginning of an applicable one year extension of the "Consulting Period"; or (iv) upon written notice to the Consultant for "just cause" as defined in paragraph 6 below.

     A. "Permanent Disability" for purposes of this Agreement. The Consultant shall be considered to have a "permanent disability" if, in the judgment of two (2) licensed physicians (one of whom shall be selected by the Board of Directors of the Company and the other selected by the Consultant (or his personal representative)), the Consultant is unable to perform his customary duties under this Agreement because of a physical or mental impairment or if the Consultant is unable to perform his customary duties and responsibilities under this Agreement for one hundred twenty (120) days in any twelve (12) month period for any reason whatsoever; provided, however, that the Company shall only pay the Consultant his compensation package as provided by paragraph 2 above for up to thirty (30) days during said disability period. The determination by such physicians shall be binding and conclusive for all purposes.
 Upon the expiration of said one hundred twenty (120) day period, the Company may, in its sole discretion, terminate this Agreement.

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    7.   TERMINATION FOR "JUST CAUSE."

     A. "Just cause" for purposes of this Agreement shall mean: (i) the commission by the Consultant of acts constituting theft, embezzlement, obtaining funds or property under false pretenses or gross misconduct with respect to the property of the Company; (ii) the continuation, after written warning by the Board of Directors of the Company, of a habitual pattern of personal conduct by the Consultant involving alcohol, drugs or the like that adversely impacts his ability to perform his duties hereunder for the benefit of the Company; or (iii) the commission by the Consultant of a material act in breach of the confidentiality provisions of this Agreement or similar breach of trust against the Company.

     B. In the event that the Consultant is terminated without "just cause" as that term has been defined above, and the Company fails to make timely payments of any compensation due him under this Agreement, the Consultant will be entitled to be paid all reasonable legal fees and costs incurred as the result of any legal action taken by him to challenge such termination and to collect such unpaid compensation and for other damages. It is further agreed that the Company will have no right to challenge the "reasonableness" of legal fees and costs by the Consultant in any successful challenge to a determination by "just cause" if the total amount does not exceed fifteen percent (15%) of the unpaid compensation and other damages awarded him by the Court.

     C. In the event the Company elects to terminate the Consultant under this Agreement for "just cause" as defined above, the Company shall send written notice to the Consultant describing in reasonable detail what actions of the Consultant are deemed to constitute "just cause."

     D. The Consultant shall be given a reasonable opportunity to demonstrate to the Board of Directors of the Company, at a meeting which he may call for the purpose, that no "just cause" exists for his termination. No waiver by the Company of any default by the Consultant or the breach by him of his obligations to perform under this Agreement shall be deemed a waiver of any future breach or default, whether or not such breach or default is of the same nature.

    8. COVENANT OF CONFIDENTIALITY. The Consultant agrees that the knowledge, information and relationship with existing or prospective products, customers, suppliers, dealers, agents, brokers and representatives, and the knowledge of the business, methods, systems, plans and policies of the Company which he hereafter shall establish, receive or obtain as a consultant to or employee of the Company or in connection with services performed pursuant to this Agreement, are valuable and unique assets. During the Consulting Period under this Agreement, including extensions and renewals, and for two (2) years following termination thereof for any reason, Consultant shall not (otherwise than pursuant to his duties hereunder), directly or indirectly, use, divulge, furnish or make accessible to anyone, without the prior written consent of the Board of Directors of the Company, any such knowledge or information pertaining to the Company, or the business, shareholders, personnel, products, methods, systems, plans or policies thereof, to any person, firm, corporation or other entity, for any reason or purpose whatsoever.

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    9.   ENTITLEMENT OF THE COMPANY TO INJUNCTIVE RELIEF.  The
Consultant acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to confidential information vital to the business of the Company. The Consultant consents and agrees that, if he violates any provision of this Agreement with respect to non-competition and confidentiality or if he otherwise diverts the Company's customers, clients, employees, agents, brokers, or representatives, irreparable harm would be sustained. Therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Consultant or any other party acting in concert with him from committing, continuing or participating in a violation of this Agreement.

    10.  INDEMNIFICATION AND PAYMENT OF LITIGATION EXPENSES.

     A. The Company agrees to indemnify the Consultant against reasonable costs, disbursements and counsel fees and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, in connection with any proceeding involving the Consultant by reason of any action taken by him in his capacity as a consultant to or as an officer, director or duly authorized representative of the Company.

     B. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not result in the executive being required to reimburse the Company for any amounts paid under this indemnification provision unless the trier of fact specifically determines that the Consultant intentionally took the action or actions complained of for his personal benefit as opposed to that of the Company.

     C.  As used in this indemnification provision, the term
"proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therefrom and any inquiry or investigation which would lead to such action, suit or proceeding.

     D. In any proceeding subject to this indemnification provision, the Consultant will be entitled to retain an attorney of his own choice to represent him personally.

     E. Consultant shall be entitled to advances or reimbursements for reasonable costs, disbursements and counsel fees incurred by the Consultant in his capacity as an officer, director, or duly authorized representative of the Company in advance of the final disposition of the proceeding, upon receipt by the Company of a written undertaking from the Consultant and his counsel that such amounts will be reimbursed if there is an ultimate determination that the Consultant intentionally took the action or actions complained of for his personal benefit.

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    11.  ASSIGNABILITY.  Consultant shall have the right to assign his payments under this agreement to his consulting firm, Client Synergy Group; provided, however, that all personal services to be provided by Consultant hereunder must be rendered by Jerral R. Pulley.


    12. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning the subject matter and may be modified only by a written instrument duly authorized and executed by the party to be bound.

    13. NOTICES. Any notice or other communication required to be given hereunder shall be in writing and shall be delivered personally or mailed by Certified Mail Return Receipt Requested, to the party to whom it is to be given at the address of such party as set forth on the signature page to this Agreement or to such other address as the parties shall have furnished in writing in accordance with the provisions of this section.

    14. WAIVER. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right hereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver by the Company must be in writing and authorized by a resolution of the Board of Directors.

    15. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Consultant, and shall inure to the benefit of and be binding upon the company and its successors. In the event of any sale or other disposition of all or substantially all of the business of the Company, whether by sale of stock, sales of assets, merger or otherwise, then its successors and assigns shall assume the obligations of the Company under this Agreement.

    16. SEPARABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, circumstance or jurisdiction, it shall nevertheless remain applicable to all other persons, circumstances and jurisdictions.

    17. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

    18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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    19.  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to the conflict of laws. The parties hereby irrevocably consent exclusively to jurisdiction of the courts of the State of Utah and to any federal court located in such jurisdiction in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant thereto, in connection with, or simultaneously with this Agreement or breach of this Agreement or any such document or instrument. In the event the services of an attorney are retained to obtain enforcement of this Agreement by the non-defaulting party, such party shall be entitled to recover all costs and expenses and reasonable attorney's fees, whether or not legal proceedings are initiated to obtain performance of this Agreement by the defaulting party.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

    "Company"                   FIRST SCIENTIFIC, INC.



                                By: /s/ Douglas R. Warren
                                --------------------------------
                                Douglas R. Warren, President


    "Consultant"


                                /s/ Jerral R. Pulley
                               ---------------------------------
                               Jerral R. Pulley